Exhibit 99.1

BANKS.COM, INC.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.

Please mark your votes as indicated in this example	☒

The Board of Directors recommends you vote “FOR” proposal 1:

1.	To approve the Plan and Agreement of Merger dated as of February 26, 2012, among Remark Media, Inc., Remark Florida, Inc. and Banks.com, Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	In his discretion, the Proxy is authorized to vote upon such other business as may come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of the Proxy Statement/Prospectus dated ________, 2012, and  Notice of Special Meeting of Shareholders to be held ____________, 2012.

Will Attend Meeting ☐	Mark Here for Address Change or Comments ☐

NOTE: Please sign as names appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated:                                                                                                       , 2012

Signature	Signature (if held jointly)

BANKS.COM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD _______, 2012

The undersigned hereby appoints Daniel M. O’Donnell, as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below all of the shares of Common Stock held of record by the undersigned on April 20, 2012, at the Special  Meeting of Shareholders of Banks.com, Inc. to be held on ______, 2012 at _____ a.m. Pacific Standard Time at the offices of Foley & Lardner LLP, located at 555 California Street, Suite 1700, San Francisco, California 94104, or any postponements or adjournments thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.  IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSON DESIGNATED AS PROXY.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

YOU MAY ALSO GRANT YOUR PROXY VIA THE INTERNET BY FOLLOWING THE BELOW INSTRUCTIONS ON THIS PROXY CARD.

TO VOTE BY INTERNET:

It is fast, convenient, and your vote is immediately confirmed and posted.

Your Proxy Code is:
Your Authorization Code is:

Instructions for voting electronically:
1.         Go to www.transferonline.com/proxy
2.         Enter your Proxy Code and Authorization Code
3.         Press Continue
4.         Make your selections
5.         Press Vote Now

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The Proxy Statement/Prospectus is available at the following web address: https://www.banks.com

Transfer Online, Inc.  is the transfer agent for Banks.com, Inc. Visit us on the web at www.transferonline.com to view stock transfer instructions and our Q&A section. For assistance with your stockholder account call us 503-227-2950 between 8:00 a.m. – 4:30 p.m. Monday – Friday Pacific Time.

512 SE Salmon Street
Portland, OR 97214